EX-3.1(v)
ARTICLES  OF  AMENDMENT


                            CERTIFICATE OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                        BEACON LIGHT MINING COMPANY INC.
                              a Nevada Corporation

     We the undersigned, as President and Secretary of BEACON LIGHT MINING COMPANY INC., a Nevada corporation, do hereby certify:

     That the Board of Directors of said corporation, at a meeting duly convened
and  held  on  the 17 day of February     1998 adopted a resolution to amend the
original  Articles  of  Incorporation  as  follows:

     The First Article shall be amended to change the name to Beacon Light Holding Corporation.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 3 ,300 000 that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



     /s/  Jerry  Gruenbaum
     ------------------------------          -----------------------------------
     President                               Secretary/President


STATE  OF:

COUNTY  OF:

On the 17 day of February, 1998, personally appeared before me a Notary Public, JERRY GRUENBAUM, who acknowledged that they executed the above instrument.
----------------


     /s/  Margaret  Fenlon
     -----------------------------------------
     Notary  Public










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